EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Addison-Davis Diagnostics, Inc. on Form SB-2 of our report dated August 19, 2004, on the consolidated financial statements of Addison-Davis Diagnostics, Inc. (formerly known as QT 5, Inc.) for the year ended June 30, 2004 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us as it appears in the caption "Experts" in such Prospectus.



/s/ CORBIN & COMPANY, LLP


Irvine, California
June 27, 2006